
                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

            SALSA DIGITAL, LTD., SIGNTECH JAPAN, LTD., SALSA DIGITAL
                DO BRASIL, LTDA., SALSA DIGITAL (GUANGZHOU) LTD.,
                  SALSA DUBAI CORP., SALSA TECHNOLOGY PTE LTD.

                                   AS SELLERS

                                       AND

        NUR MACROPRINTERS LTD., SALSA DIGITAL PRINTING LTD. & NUR HUNGARY
            TRADING AND SOFTWARE LICENSING LIMITED LIABILITY COMPANY

                                  AS PURCHASERS

                                  MAY 17, 2000



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                                TABLE OF CONTENTS

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
ARTICLE I         Purchase and Sale of Assets....................................................................1

         1.1      Agreement and Option to Purchase and Sell......................................................1

         1.2      Enumeration of Purchased Assets................................................................2

         1.3      Excluded Assets................................................................................3

ARTICLE II        Assumption and Discharge of Certain Liabilities................................................4

         2.1      Liabilities to be Assumed/Discharged...........................................................4

ARTICLE III       Purchase Price; Closing........................................................................4

         3.1      Purchase Price.................................................................................4

         3.2      Allocation of Purchase Price, Purchased Assets and Assumed Liabilities.........................7

         3.3      Time and Place of Closing......................................................................7

ARTICLE IV        Salsa Digital and each of the Selling Subsidiaries' Representations and Warranties.............8

         4.1      Organizational.................................................................................8

         4.2      Financial......................................................................................9

         4.3      Conduct of Business...........................................................................13

         4.4      Contracts, Benefit Plans, Notes and Other Instruments.........................................14

         4.5      Employees.....................................................................................15

         4.6      Litigation....................................................................................18

         4.7      Environmental Matters.........................................................................19

         4.8      Real Property.................................................................................19

         4.9      Intellectual Property.........................................................................20

         4.10     Deposits/Bonds................................................................................20

         4.11     Securities Law Issues.........................................................................21

         4.12     General.......................................................................................21

ARTICLE V         NUR's and the Purchasing Subsidiaries' Representations and Warranties.........................22

         5.1      General.......................................................................................22

ARTICLE VI        Conduct Prior to the Closing..................................................................23

         6.1      General.......................................................................................23

         6.2      Salsa Digital's and the Selling Subsidiaries Obligations/Covenants............................23

         6.3      Joint Obligations/Covenants...................................................................26

ARTICLE VII       Conditions to Closing.........................................................................27

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                                TABLE OF CONTENTS

                                   (CONTINUED)

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
         7.1      Conditions to Salsa Digital's and the Selling Subsidiaries' Obligations.......................27

         7.2      Conditions to NUR's and the Purchasing Subsidiaries' Obligations..............................27

ARTICLE VIII      Closing.......................................................................................29

         8.1      Form of Documents.............................................................................29

         8.2      The Purchasing Subsidiaries' Deliveries.......................................................29

         8.3      Salsa Digital's and the Selling Subsidiaries' Deliveries......................................30

ARTICLE IX        Post-Closing Matters..........................................................................32

         9.1      Inspection of Records.........................................................................32

         9.2      Certain Consents..............................................................................32

         9.3      Use of Trademarks; References to Salsa Digital................................................32

         9.4      Payments of Accounts Receivable...............................................................32

         9.5      Transactional Costs/Expenses..................................................................32

         9.6      Disclosure of Confidential Information........................................................32

         9.7      Injunctive Relief.............................................................................33

         9.8      Further Assurances............................................................................33

         9.9      Excluded Liabilities..........................................................................33

         9.10     Continuation of Insurance.....................................................................33

         9.11     Salsa Digital's and the Selling Subsidiaries' Final Payroll...................................33

         9.12     Employee Benefit Plans........................................................................34

         9.13     Liquidation of Salsa Digital..................................................................34

ARTICLE X         Indemnification...............................................................................34

ARTICLE XI        Effect of Termination/Proceeding..............................................................34

         11.1     Right to Terminate............................................................................34

         11.2     Break-Up Fee..................................................................................35

         11.3     Additional Remedies...........................................................................35

ARTICLE XII       Limitation of Warranty and Liability..........................................................35

         12.1     No Other Representations and Warranties.......................................................35

         12.2     Limitation of Liability.......................................................................35

ARTICLE XIII      Risk of Loss..................................................................................36

ARTICLE XIV       Registration Rights...........................................................................36

ARTICLE XV        Miscellaneous.................................................................................36

         15.1     Publicity.....................................................................................36

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                                TABLE OF CONTENTS

                                   (CONTINUED)


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         15.2     Notices.......................................................................................36

         15.3     Entire Agreement..............................................................................38

         15.4     Survival; Non-Waiver..........................................................................38

         15.5     Applicable Law................................................................................38

         15.6     Binding Effect; Benefit.......................................................................38

         15.7     Assignability.................................................................................38

         15.8     Amendments....................................................................................39

         15.9     Headings......................................................................................39

         15.10    Confidentiality...............................................................................39


                                                 EXHIBITS


Exhibit A         Definitions
Exhibit B         Indemnification and Escrow Agreement
Exhibit C         Form of Non-Disclosure, Non-Competition and Assignment of Inventions Agreements
Exhibit D         Form of Non-Disclosure and Assignment of Inventions Agreements
Exhibit E         Form of Employment Agreement with James Gandy
Exhibit F         Opinion of Deven N. Dixon, P.C.
Exhibit G         Exclusive Supply Letter Agreement with Acralume
Exhibit H         Form of Assumption of Liabilities
Exhibit I         Form of Bill of Sale
Exhibit J         Form of Assignment of Contracts

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                               DISCLOSURE SCHEDULE



Section. 1.3             Schedule of Excluded Assets
Section. 2.1             Schedule of Assumed Liabilities
Section. 3.1(d)          Schedule of Characteristics of Net Asset Value
Section. 3.2             Schedule of Allocation of Assets and Liabilities
Section. 4.1(f)          Schedule of Required Consents
Section. 4.1(g)          Schedule of Conflicts, Breaches and Violations
Section. 4.2(a)          Schedule of Salsa Digital's Financial Statements
Section. 4.2(d)          Schedule of Tax Returns and Filings
Section. 4.2(e)          Schedule of Equipment
Section. 4.2(f)          Schedule of Insurance Policies
Section. 4.2(g)          Schedule of Salsa Digital's Business Relationships
Section. 4.3(a)          Schedule of Certain Business Occurrences
Section. 4.3(b)          Schedule of Material Adverse Changes
Section. 4.4(a)          Schedule of Contracts
Section. 4.4(b)          Schedule of Certain Defaults and Related Occurrences

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                               DISCLOSURE SCHEDULE

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

Section. 4.4(c)          Schedule of Licenses and Permits
Section. 4.5(a)(i)       Schedule of Salsa Digital Employee Plans
Section. 4.5(a)(iii)     Schedule of ERISA Compliance, Employee Benefits and WARN Act Compliance Matters
Section. 4.5(b)          Schedule of Labor Disputes, Grievances and Employees
Section. 4.6(a)          Schedule of Claims, Litigation, Arbitrations and Investigations
Section. 4.6(b)          Schedule of Decrees, Orders, Etc.
Section. 4.6(c)          Schedule of Notices of Violations
Section. 4.7             Schedule of Certain Environmental Matters
Section. 4.8             Schedule of Real Property
Section. 4.9(a)          Schedule of Intellectual Property
Section. 4.10            Schedule of Security Deposits


                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement (the "Agreement") is dated May 17, 2000 by and among Salsa Digital, Ltd., a limited partnership organized under the laws of Texas ("Salsa Digital"), Signtech Japan, Ltd., a corporation organized under the laws of Japan ("Signtech Japan"), Salsa Digital DO Brasil, Ltda., a corporation organized under the laws of Brazil ("Signtech Brazil"), Salsa Digital (Guangzhou) Ltd., a corporation organized under the laws of China ("Signtech China"), Salsa Dubai Corp., a corporation to be named and formally organized under the laws of United Arab Emirats by Salsa Digital ("Salsa Dubai"), Salsa Technology Pte Ltd., a corporation organized under the laws of Singapore ("Salsa Singapore"), NUR Macroprinters Ltd., a corporation organized under the laws of Israel ("NUR"), Salsa Digital Printing Ltd., a corporation organized under the laws of the State of Delaware ("US Purchaser"), and Nur Hungary Trading and Software Licensing Limited Liability Company, a limited liability company organized under the laws of Hungary ("Non-US Purchaser"). Signtech Japan, Signtech Brazil, Signtech China, Signtech Belgium, Salsa Dubai and Salsa Singapore are sometimes referred to herein as the "Selling Subsidiaries." US Purchaser and Non-US Purchaser are sometimes referred to herein as the "Purchasing Subsidiaries."

                  WHEREAS, Salsa Digital and each of the Selling Subsidiaries desire to sell and the Purchasing Subsidiaries desire to acquire all of Salsa Digital's, and acquire an option to purchase each of the Selling Subsidiaries', respective, rights, title and interests in and to all of the assets, property and goodwill of Salsa Digital and the Selling Subsidiaries, which includes assets of every kind and description, wherever located, whether tangible or intangible, real, personal, or mixed, and irrespective of whether specifically mentioned or described herein which are used or held for use in the business of Salsa Digital and the Selling Subsidiaries (collectively, the "Business"), other than the Excluded Assets, as defined in Section 1.3 hereof (the "Purchased Assets"), subject to the Purchasing Subsidiaries' assumption of the Assumed Liabilities (as hereinafter defined) upon the terms of, and subject to the conditions contained in, this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and warranties herein contained, the parties agree as follows (capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in Exhibit A hereto):

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 AGREEMENT AND OPTION TO PURCHASE AND SELL. On the terms and subject to the conditions contained in this Agreement,

              (a) At the Closing, the Purchasing Subsidiaries agree to purchase and Salsa Digital agrees to sell, transfer, convey, assign and deliver all of Salsa Digital's rights, title and interests in and to the Purchased Assets that are held by Salsa Digital.

              (b) Salsa Digital and each of the Selling Subsidiaries hereby grant to NUR and the Purchasing Subsidiaries the option to purchase the Selling Subsidiaries' respective rights, title and interests in and to all or a portion of the Purchased Assets held by the Selling Subsidiaries or, at NUR's or the Purchasing Subsidiaries' option, 100% of the outstanding capital stock of some or all of the Selling Subsidiaries (the "Subsidiaries Purchase Option") that are held by Salsa Digital. The Subsidiaries Purchase Option shall be exercisable by written notice to Salsa at any time from the date hereof through the date that is two business days prior to the Closing Date, which notice shall state the portion of the Purchased Assets and/or the capital stock of the Selling Subsidiaries to be purchased. The Closing of the transactions contemplated by the exercise, if any, of the Subsidiaries Purchase Option shall take place on the Closing Date.

         1.2 ENUMERATION OF PURCHASED ASSETS. Except as otherwise provided in
Section 1.3 hereof the Purchased Assets include, without limitation, the following items:

              (a) all cash and cash equivalents on deposit or held by Salsa Digital or the Selling Subsidiaries as of date hereof and through the Closing Date for the account of or related to the Business;

              (b) all furniture, fixtures, improvements, equipment (including office equipment), on- or off-site, machinery, parts, computer hardware, tools, vehicles and all other tangible personal property of the Business as more fully described in Section 4.2(e) of the Disclosure Schedule (collectively, the "Equipment");

              (c) all accounts receivable, billed or unbilled, notes receivable, negotiable instruments and chattel paper of the Business, including credit card receivables relative to subscriptions and advertising charged by customers to credit cards and all accrued interest charges relating thereto (collectively, the "Accounts Receivable");

              (d) all claims and rights (and benefits arising therefrom) relating to the Purchased Assets or the Business against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory (as hereinafter defined) or Equipment and all Permits and Environmental Permits, to the extent they are legally transferable by Salsa Digital and the Selling Subsidiaries;

              (e) all Intellectual Property (as hereinafter defined) of the Business, and all goodwill associated with the Intellectual Property;

              (f) all rights and interests in and under all contracts, leases, permits, licenses, authorizations, benefit plans and other instruments pertaining to the Business which the Purchasing Subsidiaries elect to assume by written notice to Salsa Digital at least one week prior to the Closing (except as otherwise set forth on Section 4.4(a) of the Disclosure Schedule), and all subsequent additions or modifications thereto in the ordinary course of business prior to the Closing, but excluding all Excluded Assets (as defined in Section
1.3 of this Agreement);

              (g) all existing books, papers, files and records of Salsa Digital and each of the Selling Subsidiaries relating to the Business, whether in hard copy, magnetic or other format (collectively, "Salsa Digital's Records"), including, without limitation, the following types of files and records: books of account and accounting information, such Tax information as the Purchasing Subsidiaries may reasonably request relating to the Purchased Assets, contract files, current and former customer, dealer, advertiser and supplier files, including, without limitation, customer lists, advertiser contracts, pricing information, personnel and employment files, market research and survey reports and records, equipment maintenance records, equipment warranty information, sales and advertising material, proprietary software used in connection with the Business (including without limitation, all documentation and source codes and specifications and drawings for such software), equipment drawings, manuals and data, written confirmations or certificates relating to Permits and Environmental Permits, industry information and information relating to the Business' trade secrets and customer specifications;

              (h) all prepaid expenses, all advances and other prepaid items and credits for or toward the purchase by Salsa Digital and any of the Selling Subsidiaries of goods and services relating to the Business, other than those hereinafter defined as Excluded Assets, or relating to Excluded Assets, which have not as of the Closing Date been received in full by Salsa Digital or any of the Selling Subsidiaries (collectively, the "Prepaids");

              (i) all addresses for real property locations transferred to the Purchasing Subsidiaries and, to the extent assignable, telephone numbers of the Business;

              (j) Salsa Digital's and each of the Selling Subsidiaries' rights, title and interest in all security deposits, surety deposits and bonds presently maintained on behalf of Salsa Digital or any of the Selling Subsidiaries relative to the Business which relate to contracts, leases, benefit plans and other instruments described in subparagraph (f) above which are being assigned to and assumed by the Purchasing Subsidiaries at the Closing;

              (k) except for the Excluded Assets, all other assets, whether tangible or intangible, not hereinafter expressly mentioned which are now, or as of the Closing will be, owned by Salsa Digital or any of the Selling Subsidiaries and used in or held for future use in the Business' operations, or which are necessary for the operation of the Business as a going concern; and

              (l) To the extent that NUR or the Purchasing Subsidiaries exercise the Subsidiary Purchase Option to purchase the outstanding capital stock of any of the Selling Subsidiary, such capital stock.

         1.3 EXCLUDED ASSETS. Notwithstanding Sections 1.1 and 1.2 or any other provision of this Agreement, the Purchased Assets shall not include the assets set forth in Section 1.3 of the Disclosure Schedule and the following assets of Salsa Digital and the Selling Subsidiaries (the "Excluded Assets"):

              (a) all bank accounts held by Salsa Digital and any of the Selling Subsidiaries for, or relating to, the Business (provided, however, that the cash balances in the amount of $937,000 in the aggregate held in such bank accounts on the date hereof through the Closing Date shall not be Excluded Assets);

              (b) all deposits and prepaid expenses of the Business as of the Closing relating to Excluded Assets or pursuant to contracts and other instruments described in Paragraph 1.2(h) of this Agreement which are not being assigned as of the Closing Date to the Purchasing Subsidiaries;

              (c) the original copies of all of Salsa Digital's and each of the Selling Subsidiaries' corporate records; and

              (d) the consideration payable pursuant to this Agreement by NUR and the Purchasing Subsidiaries to Salsa Digital and each of the Selling Subsidiaries, as the case may be, for the Purchased Assets.

                                   ARTICLE II
                 ASSUMPTION AND DISCHARGE OF CERTAIN LIABILITIES

         2.1 LIABILITIES TO BE ASSUMED/DISCHARGED. At the Closing, neither NUR nor the Purchasing Subsidiaries shall, upon the terms of and subject to the conditions set forth in this Agreement, assume, succeed to or agree to discharge or perform any of the liabilities and obligations (whether direct, indirect, known, unknown, fixed, contingent or otherwise) of Salsa Digital or any of the Selling Subsidiaries (the "Excluded Liabilities") except for trade payables and other operational liabilities directly relating to the Business and/or the Purchased Assets outstanding as of the Closing Date (the "Assumed Liabilities") and set forth on Section 2.1 of the Disclosure Schedule attached hereto. Salsa Digital and each of the Selling Subsidiaries shall remain responsible for the Excluded Liabilities and shall jointly and severally indemnify NUR and the Purchasing Subsidiaries with respect thereto to the extent provided in the Indemnification and Escrow Agreement. Salsa Digital and the Selling Subsidiaries shall remain liable for, and none of NUR or the Purchasing Subsidiaries shall assume liabilities related to and arising out of liabilities for unpaid sales tax incurred in connection with the Business prior to the Closing Date, whether by Salsa Digital, the Selling Subsidiaries or any predecessor company or affiliate; such liability shall be included within the definition of Excluded Liabilities.

                                   ARTICLE III
                             PURCHASE PRICE; CLOSING

         3.1  PURCHASE PRICE.

              (a) The purchase price to be delivered at the Closing for the Purchased Assets (the "Estimated Purchase Price") shall be $30,000,005, which shall consist of the following:

                  (i) a cash payment (the "Cash Consideration") of $20,000,000, as may be adjusted pursuant to Section 3.1(c) hereof, from the Purchasing Subsidiaries by wire transfer or bank draft payable in immediately available funds; and

                  (ii) an irrevocable letter of instruction to NUR's transfer agent and registrar to issue in the name of Salsa Digital an aggregate of 666,667 Ordinary Shares, NIS 1.0 nominal value, of NUR (the "Shares"), which were valued by the parties hereto at $15.00 per share for the purposes of determining the number of shares to be issued as part of the Estimated Purchase Price, of which 466,667 Shares will be delivered to Salsa Digital and 200,000 Shares (the "Escrow Shares") will be delivered to Continental Stock Transfer & Trust Company of New York, New York, as escrow agent (the "Escrow Agent"). The number of shares that Salsa Digital is entitled to receive under this Agreement will not change based upon trading price of the Ordinary Shares.

The Escrow Shares shall be held in Escrow pursuant to the Indemnification and Escrow Agreement among the Escrow Agent, NUR, the Purchasing Subsidiaries, Salsa Digital and the Selling Subsidiaries substantially in the form of Exhibit B to this Agreement (the "Indemnification and Escrow Agreement"). The rights and interests of NUR, the Purchasing Subsidiaries, Salsa Digital and each of the Selling Subsidiaries in the Escrow Shares and the proceeds thereof (collectively, the "Escrow") shall be as set forth in the Indemnification and Escrow Agreement.

              (b) On or before June 15, 2000, Salsa Digital shall deliver to NUR the following:

                  (i) an unaudited consolidated balance sheet as of May 31, 2000 containing a good faith estimate of the value of the Purchased Assets and the Assumed Liabilities held by the Selling Subsidiaries as of such date, mutually agreed to by NUR and Salsa Digital and certified by the Chief Financial Officer and Chief Executive Officer of Salsa Digital as being prepared in accordance with generally accepted accounting principles consistently applied (the "Selling Subsidiaries Balance Sheet"); and

                  (ii) a statement as of May 31, 2000 setting forth the difference between (i) the value of the Purchased Assets as set forth on the Selling Subsidiaries Balance Sheet and (ii) the value of the Assumed Liabilities as set forth on the Selling Subsidiaries Balance Sheet (the "Subsidiaries Net Asset Value").

              (c) If NUR and the Purchasing Subsidiaries determine to exercise the Subsidiaries Purchase Option, the Cash Consideration to be paid to Salsa or the Selling Subsidiaries at the Closing shall be adjusted downward by an amount equal to the amount by which the Subsidiaries Net Asset Value shall be less than $0.

              (d) The final purchase price (the "Purchase Price") shall be determined in accordance with the provisions of this Section 3.1(d) hereof, together with the adjustments, if applicable and if any, made in Section 3.1(c) hereof. As promptly as possible following the Closing Date, but no later than 30 days after the Closing Date, NUR and Salsa Digital shall cooperate in the preparation of a statement of net assets acquired on the Closing Date (the "Final Balance Sheet") as follows. The Final Balance Sheet shall show, as of the Closing Date, current assets, current liabilities and Net Asset Value (as hereinafter defined) substantially in type, amount, form and substance as that shown on Section 3.1(d) of the Disclosure Schedule, shall be prepared by Burnside & Rishebarger ("B&R"), and shall be subject to the review and approval of David Owen, CPA, who is Salsa's independent public accountant, NUR and Ernst & Young International LLP, independent public accountants for NUR ("E&Y"). Within the later of (i) 60 days after the Closing Date and (ii) 30 days after receipt of the draft Final Balance Sheet, E&Y shall have conducted and delivered an audit of such draft Final Balance Sheet. The Final Balance Sheet shall be prepared in accordance with generally accepted accounting principles. E&Y will deliver an audit report with respect to the Final Balance Sheet stating to NUR and Salsa Digital that the Final Balance Sheet has been prepared in accordance with the terms of this Agreement. NUR and Salsa Digital shall cause E&Y to provide NUR and its representatives reasonable access to the E&Y work papers for the purpose of evaluating the Final Balance Sheet and Salsa Digital shall cause B&R to provide NUR and its representatives reasonable access to B&R's work papers (for both current and prior fiscal years) for the purpose of performing the audit of the Final Balance Sheet and to assist in evaluating the completeness and accuracy of such physical inventory.

              (e) The Final Balance Sheet delivered pursuant to Section 3.1(d) hereof shall be accompanied by a statement prepared by E&Y, setting forth, together with the calculations showing the basis for the determination of such sums, the amount, if any, by which (i) the aggregate value of the Purchased Assets, minus (ii) the Assumed Liabilities, in each case as shown on the Final Balance Sheet (the "Net Asset Value"), is greater than, or less than, $8,000,000.

              (f) If NUR or Salsa Digital disputes the Final Balance Sheet, the disputing party shall notify the other party in writing (the "Dispute Notice") within twenty (20) calendar days after delivery of the Final Balance Sheet setting forth the amount, nature and basis of the dispute. Within the following thirty (30) days, the parties shall use their best efforts to resolve such dispute. Upon their failure to do so, the dispute shall be submitted for arbitration as follows:

                  (i) The arbitrator shall be the public accounting firm of BDO Seidman LLP located in New York, New York, unless both parties agree on the selection of another arbitrator. In the event the selected arbitrator declines or is unable to serve for any reason, the parties shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Supreme Court of the State of New York shall be invoked to make such selection.

                  (ii) The arbitrator shall follow the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrator shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues. The arbitrator shall complete its proceedings and render decision within forty (40) days after submission of the dispute to it unless both parties agree to an extension. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. If the arbitrator does not fulfill its responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of a new arbitrator.

                  (iii) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by a court of competent jurisdiction may be entered in accordance therewith.

              (g) The fees and expenses of the arbitrators in connection with the resolution of disputes pursuant to Section 3.1(f) hereof shall be borne equally by NUR and Salsa Digital.

              (h) If the Net Asset Value is less than $8,000,000, the Escrow Agent shall pay to NUR or the Purchasing Subsidiaries an amount in cash that is equal to the amount by which the Net Asset Value is less than $8,000,000.

              (i) Within 10 days of the later of (i) the end of the period for giving the Dispute Notice, and (ii) if a Dispute Notice has been given, the earlier of the resolution of such dispute by NUR and Salsa Digital or a determination of the arbitrator pursuant to Section 3.1(f) hereof, NUR and Salsa Digital shall give notice in writing to the Escrow Agent of the amounts due to NUR and/or Salsa Digital pursuant to Section 3.1(h) hereof. Such amount shall be promptly paid by the Escrow Agent and, as required, by Salsa Digital, to the appropriate party in cash, by bank check or by wire transfer of immediately available funds to an account designated by the appropriate party.

              (j) If the Purchase Price is adjusted pursuant to Section 3.1(h) hereof, the allocation of the Purchase Price among the Assets as shown on
Section 3.2 of the Disclosure Schedule shall be appropriately modified to reflect increases or decreases in the various asset categories which give rise to such adjustments. Any disputes concerning such changes in allocation shall be resolved in accordance with the procedures set forth in Section 3.1(f) hereof and the expenses incurred in connection therewith shall be borne in the manner specified in Section 3.1(g) hereof.

         3.2 ALLOCATION OF PURCHASE PRICE, PURCHASED ASSETS AND ASSUMED LIABILITIES.

              (a) The aggregate amount of the Purchase Price shall, for tax purposes only, be allocated among the Purchased Assets in a manner necessary to comply with Section 1060 of the Internal Revenue Code of 1986 (the "Code") and the parties agree to prepare, execute and file IRS Form 8954 (and corresponding state forms) in a manner consistent with such allocations. The parties hereto agree that they will not take any position which is materially inconsistent with the allocations provided for in this Agreement in preparing income, capital or franchise tax returns.

              (b) The Purchased Assets to be acquired and the Assumed Liabilities to be assumed by the Purchasing Subsidiaries shall be allocated between the Purchasing Subsidiaries as set forth on Section 3.2 of the Disclosure Schedules.

         3.3 TIME AND PLACE OF CLOSING. The transaction contemplated by this Agreement shall be consummated (the "Closing") at the offices of NUR's and the Purchasing Subsidiaries' counsel, Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 within 60 days of the date hereof and shall be effective as of the close of business on such date, or on such other date, or at such other time or place, as shall be mutually agreed upon by Salsa Digital and NUR; PROVIDED, HOWEVER, that the date of the Closing may be extended at NUR's sole discretion from time to time for so long as any of the conditions set forth in Article VII hereof to be satisfied by Salsa Digital or the Selling Subsidiaries shall not be satisfied or waived, subject, however, to the provisions of Section 11.1(b) hereof. The date on which the Closing is deemed to be effective in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date".

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                                   ARTICLE IV
       SALSA DIGITAL AND EACH OF THE SELLING SUBSIDIARIES' REPRESENTATIONS
                                 AND WARRANTIES

              Salsa Digital and each of the Selling Subsidiaries represents, warrants and covenants to NUR and the Purchasing Subsidiaries that, except as set forth in the schedule delivered by Salsa Digital and each of the Selling Subsidiaries to the Purchasing Subsidiaries concurrently herewith and identified as the "Disclosure Schedule" (such representations, warranties and covenants shall assume the exercise of the Subsidiaries Purchase Option to acquire the assets or the outstanding capital stock of each of the Selling Subsidiaries):

         4.1 ORGANIZATIONAL.

              (a) Salsa Digital is a limited partnership duly organized, existing and in good standing under the laws of the state of Texas. Signtech Japan is a corporation duly organized, existing and in good standing under the laws of Japan, Signtech Brazil is a corporation duly organized, existing and in good standing under the laws of Brazil, Signtech China is a corporation duly organized, existing and in good standing under the laws of China, Signtech Belgium is a corporation duly organized, existing and in good standing under the laws of Belgium, Salsa Dubai is a corporation duly organized, existing and in good standing under the laws of United Arab Emirats, Salsa Singapore is a corporation duly organized, existing and in good standing under the laws of Singapore. Salsa Digital owns 100% of the outstanding capital stock or other ownership interest in each of the Selling Subsidiaries, free and clear of any liens, claims, or encumbrances or any kind. Salsa Digital and each of the Selling Subsidiaries has all necessary power and authority to own its properties and assets and to conduct its business as now conducted.

              (b) Salsa Digital and each of the Selling Subsidiaries has qualified to conduct business and is in good standing, under the laws of each jurisdiction where the character of its properties owned, leased or operated, or the nature of its activities, makes such qualification necessary.

              (c) Salsa Digital and each of the Selling Subsidiaries has full power and authority to execute and deliver this Agreement and all documents and instruments to be executed by Salsa Digital and each of the Selling Subsidiaries pursuant to this Agreement (collectively, "Salsa Digital's Ancillary Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

              (d) All acts required to be taken by Salsa Digital and each of the Selling Subsidiaries to authorize the execution and delivery of this Agreement and each of Salsa Digital's Ancillary Documents, the performance of each of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the approval of Salsa Digital and each of the Selling Subsidiaries' partners or stockholders and board of directors, if needed, have been or will have been duly and properly taken prior to the Closing, and no other proceedings on the part of Salsa Digital or any of the Selling Subsidiaries is necessary to authorize such execution, delivery and performance.

              (e) This Agreement has been, and Salsa Digital's Ancillary Documents will be, duly executed and delivered by duly authorized partners or officers of Salsa Digital and each of the Selling Subsidiaries, as the case may be. This Agreement and each of Salsa Digital's Ancillary Documents that is a contract constitutes a legal, valid and binding obligation of Salsa Digital and each of the Selling Subsidiaries, as the case may be, enforceable against any such entity that is a party thereto in accordance with its terms.

              (f) Except as may be disclosed in Section 4.1(f) of the Disclosure Schedule, no consent, authorization, order or approval of, or filing or registration with, any natural person, corporation, limited liability company, partnership, any entity of any kind, or governmental authority is required for the execution and delivery of this Agreement and Salsa Digital's Ancillary Documents and the consummation by Salsa Digital and each of the Selling Subsidiaries of the transactions contemplated by this Agreement and Salsa Digital's Ancillary Documents.

              (g) Except as disclosed in Section 4.1(g) of the Disclosure Schedule, neither the execution and delivery of this Agreement and Salsa Digital's Ancillary Documents by Salsa Digital or any of the Selling Subsidiaries, nor the consummation by Salsa Digital or any of the Selling Subsidiaries of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) Salsa Digital's partnership agreement or under the respective charter documents or bylaws of any of the Selling Subsidiaries, (ii) to the best of Salsa Digital's and the Selling Subsidiaries' knowledge any statute or administrative regulation, (iii) any material order, writ, injunction, judgment or decree of any court or any governmental authority or any arbitration award applicable to Salsa Digital or any of the Selling Subsidiaries, or (iv) any material contract or agreement to which Salsa Digital or any of the Selling Subsidiaries is a party or by which the Purchased Assets may be bound, nor give rise to any default, acceleration, or right of termination under any such contract or agreement.

         4.2  FINANCIAL.

              (a) Other than as set forth in Section 4.2(a) of the Disclosure Schedule, Salsa Digital's consolidated financial statements, books, accounts and records, as they relate to the Business, are, and have been, maintained in the Business' usual, regular and ordinary manner, in accordance with GAAP consistently applied, and all transactions necessary to present fairly in all material respects the financial position and results of operations of the Business are reflected in the books, accounts and records of the Business.

              (b) The consolidated balance sheets and income statements of Signtech USA, Ltd. ("Signtech") as of and for the years ended December 31, 1997 (which have been audited), 1998 and 1999, and the consolidated balance sheet of Salsa Digital as of April 30, 2000, and the consolidated income statement of Salsa Digital for the period from March 1, 2000 through April 30, 2000, respectively, as set forth in Section 4.2(a) of the Disclosure Schedule, fairly present in all material respects the financial conditions and results of operations of such entities as of the dates and for the periods to which they relate, in accordance with GAAP, consistently applied, except as may be expressly set forth in Section 4.2(a) of the Disclosure Schedule. Such balance sheets and income statements (i) do not contain any items of a special or nonrecurring nature, except as expressly stated therein and (ii) have been prepared from the books and records of such entity and each of the Selling Subsidiaries, as the case may be, which accurately and fairly reflect, in all material respects, all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by such entities. The procedures followed by such entities with respect to revenue recognition are in accordance with GAAP. The rate of returns with respect to the sales of any of such entities' products have not been over 5% of total sales in any of the last three fiscal years.

              (c) Salsa Digital and each of the Selling Subsidiaries has good and marketable title to, and the power to sell, or a valid and subsisting leasehold interest in, the tangible Purchased Assets, free and clear of any Liens, except for Permitted Liens. The Purchased Assets constitute all assets that may be material to the Business. As of the Closing, except for Permitted Liens, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets will have been recorded, filed, executed or delivered by Salsa Digital or any of the Selling Subsidiaries.

              (d) Except as set forth in Section 4.2(d) of the Disclosure
Schedule:

                  (i) all Tax Returns required to have been filed by Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business with any government authority have been duly and timely filed and each such Tax Return is true, correct, and complete, and copies of Signtech's federal income tax partnership returns for 1997, 1998 and a copy of the extension to file such Tax Return for 1999 are attached hereto in Section 4.2(d) of the Disclosure Schedule;

                  (ii) all Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business, under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns);

                  (iii) there are not any Liens for Taxes on any of the Purchased Assets, and all Taxes for which NUR or any of the Purchasing Subsidiaries could become liable with respect to the Purchased Assets or which could result in a Lien on or charge against the Purchased Assets have been paid;

                  (iv) there are no pending or threatened audits, examinations, inquiries or proceedings with respect to Taxes of Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business;

                  (v) Salsa Digital, the Selling Subsidiaries and any predecessor entity that conducted the Business have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party;

                  (vi) Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business have not at any time been a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired;

                  (vii) no liability for Taxes of Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business have been incurred (or prior to Closing will be incurred) from the period covered by the latest filed Tax Return for such entities other than in the ordinary course of business;

                  (viii) no deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business, and Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business have not received notice (either in writing or orally, formally or informally) nor do they expect to receive notice that any such entity has not filed a Tax Return or paid Taxes required to be filed or paid;

                  (ix) neither Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business or any of their respective assets;

                  (x) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business, and neither Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business is the beneficiary of any extension of time in which to file any Tax Return; and

                  (xi) neither Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business has agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Salsa Digital, the Selling Subsidiaries or any predecessor entity that conducted the Business received the economic benefit prior to the Closing Date.

              (e) Section 4.2(e) of the Disclosure Schedule sets forth, as of the date therein set forth, a complete and correct list and brief description of all material Equipment used or held for use by Salsa Digital and each of the Selling Subsidiaries in the operations of the Business or otherwise included in the Purchased Assets (including, without limitation, all vehicles, computer equipment, software and software licenses). Except for leased equipment so identified in Section

4.2(e) of the Disclosure Schedule, Salsa Digital and each of the Selling Subsidiaries, respectively, owns, and at Closing will convey to the Purchasing Subsidiaries, good title to all the Equipment owned thereby, free and clear of all Liens other than Permitted Liens. Other than as set forth in Section 4.2(e) of the Disclosure Schedule, all of the Equipment included in the Purchased Assets, is in good operating condition and repair, ordinary wear and tear excepted, and other than the Excluded Assets, constitute all of the equipment currently used or held for use by Salsa Digital or any of the Selling Subsidiaries in connection with the Business.

              (f) Section 4.2(f) of the Disclosure Schedule contains a true and correct list and description of all insurance policies which are owned by Salsa Digital or any of the Selling Subsidiaries or which name Salsa Digital or any of the Selling Subsidiaries as insured and which pertain to the Purchased Assets, the Business, or employees of the Business, other than any Excluded Assets. All such insurance policies are in full force and effect, and none of Salsa Digital or any of the Selling Subsidiaries has received written notice of termination or non-renewal of any such insurance policies.

              (g) Section 4.2(g) of the Disclosure Schedule sets forth every material business relationship (other than normal employment relationships and other than as may pertain to the Excluded Assets) between Salsa Digital or any of the Selling Subsidiaries, on the one hand, and any of their respective affiliates, officers or directors, on the other hand, which is related to the Business. None of said parties (other than Salsa Digital and the Selling Subsidiaries) owns any assets which are used in the Business, except for Excluded Assets or as reflected in Section 4.2(g) of the Disclosure Schedule.

              (h) All Accounts Receivable of Salsa Digital and the Selling Subsidiaries, have arisen in the ordinary course of business, and represent indebtedness incurred for fair value by the applicable account debtor in bona fide third party transactions and are adequately reserved against in the consolidated books and records of Salsa Digital and in the consolidated balance sheets of Salsa Digital set forth in Section 4.2(a) of the Disclosure Schedule in accordance with GAAP. Salsa Digital and each of the Selling Subsidiaries, respectively, owns the Accounts Receivable free and clear of all liens for borrowed money, other than Permitted Liens or liens for borrowed money that will be discharged at the Closing.

              (i) Except as set forth in Section 4.2(a) of the Disclosure Schedule, Salsa Digital's and each of the Selling Subsidiaries' payment of accounts payable relative to the Business and Salsa Digital's and each of the Selling Subsidiaries' collection or other treatment of the accounts receivable of the Business have been consistent with past practices and in the ordinary course of business.

              (j) Except as set forth in Section 4.2(a) of the Disclosure Schedule, none of Salsa Digital or any of the Subsidiaries has any direct or indirect debts, obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown, except for obligations incurred in the ordinary course of business after the date of the latest balance sheet included in Section 4.2(a) of the Disclosure Schedule.

         4.3  CONDUCT OF BUSINESS.

              (a) Except as set forth in Section 4.3(a) of the Disclosure Schedule, none of Salsa Digital or any of the Selling Subsidiaries has:

                  (i) sold or in any way transferred or otherwise disposed of any of its assets or property having an aggregate value of $5,000 or more, except in the usual and ordinary course of business or for cash applied in payment of Salsa Digital's or any of the Selling Subsidiaries' liabilities;

                  (ii) suffered any casualty, damage, destruction or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God in the aggregate of $5,000 or more;

                  (iii) made or suffered any material change in the conduct or nature of any aspect of the business of Salsa Digital or any of the Selling Subsidiaries;

                  (iv) waived any material right or canceled or compromised any material debt or claim, other than in the ordinary course of business and not in excess of $5,000 for any item or $25,000 in the aggregate;

                  (v) increased the compensation payable to any employee in excess of 5% per year and other than in accordance with past practices;

                  (vi) hired, terminated or lost the services through death, retirement or resignation of any employee who has or had annual compensation in excess of $35,000;

                  (vii) issued any notes, bonds, debentures or other corporate securities evidencing money borrowed in each case in a principal amount in excess of $5,000 in the aggregate;

                  (viii) modified any existing, or entered into or assumed any new contract, lease, license or other agreement which individually require annual payments in excess of $5,000 or in the aggregate require payments in excess of $10,000 unless under such agreement or license can be canceled without penalty or further obligations upon 90 days notice or less;

                  (ix) committed to make any capital expenditure in an aggregate amount exceeding $10,000 which as of the Closing Date will not have been paid in full;

                  (x) made any material change in accounting methods or principles;

                  (xi) made any cash disbursements to any person except to pay employee salaries and benefits and/or trade accounts payable incurred in the ordinary course of Salsa Digital's or any of the Selling Subsidiaries' business;

                  (xii) declared, made or paid any partnership distribution or dividend; or,

                  (xiii) without limitation by the enumeration of any of the foregoing, except for the execution of this Agreement, (A) entered into any material transaction or taken any material action other than in the usual and ordinary course of business, or (B) taken any action that, if taken after the date hereof, would constitute a material breach of any of the covenants set forth in Article VI hereof.

              (b) Except as set forth in Section 4.3(b) of the Disclosure Schedule, none of Salsa Digital or any of the Selling Subsidiaries has suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Business including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any relationship between Salsa Digital or any of the Selling Subsidiaries on the one hand and any of its customers on the other (including, without limitation, advertisers, subscribers and dealers), suppliers or key employees.

         4.4  CONTRACTS, BENEFIT PLANS, NOTES AND OTHER INSTRUMENTS.

              (a) Except as described and set forth therein, Section 4.4(a) of the Disclosure Schedule correctly and completely lists and describes all material contracts, leases, and agreements to which Salsa Digital or any of the Selling Subsidiaries is a party and which relate to the Purchased Assets, the Real Property, or the operations of the Business, including, without limitation, collective bargaining agreements, employment and employment related agreements; employee benefit plans; covenants not to compete; loan agreements; notes; security agreements; sales representative, distribution, franchise, advertising and similar agreements; license agreements; purchase orders and purchase contracts and sales orders and sales contracts; supplier contracts; service contracts; and software and related hardware licensed or leased with respect to the Business. All material contracts, leases and other instruments referred to in this Section 4.4(a), and all other material contracts or instruments to which Salsa Digital or any of the Selling Subsidiaries is a party with respect to the Business, are in full force and binding upon Salsa Digital or any of the Selling Subsidiaries and to Salsa Digital's or any of the Selling Subsidiaries' knowledge the parties thereto. Except as set forth in Section 4.4(a) of the Disclosure Schedule, (i) no material default by Salsa Digital or any of the Selling Subsidiaries has occurred thereunder, (ii) to Salsa Digital's or any of the Selling Subsidiaries' knowledge, no material default by the other contracting parties has occurred thereunder, and (iii) to Salsa Digital's or any of the Selling Subsidiaries' knowledge, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a material default by Salsa Digital or any of the Selling Subsidiaries thereunder.

              (b) Other than as set forth in Section 4.4(b) of the Disclosure Schedule, none of Salsa Digital or any of the Selling Subsidiaries is a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral material contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Salsa Digital or any of the Selling Subsidiaries according to the terms of this Agreement will be a material default or an event of acceleration, or whereby timely performance by Salsa Digital or any of the Selling Subsidiaries according to the terms of this Agreement will be prohibited, prevented or delayed.

              (c) Section 4.4(c) of the Disclosure Schedule contains a true and correct copy of every material license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to Salsa Digital or any of the Selling Subsidiaries, and every material agreement with governmental authorities (Federal, state, local or foreign) entered into by Salsa Digital or any of the Selling Subsidiaries, which is in effect or has been applied for or is pending, other than those relating exclusively to any of the Excluded Assets, exclusive of Environmental Permits (the "Permits"). Such Permits constitute all material licenses, permits, registrations, approvals and agreements and consents (other than Environmental Permits) which are required in order for Salsa Digital and each of the Selling Subsidiaries, respectfully, to conduct the business of the Business as presently conducted.

         4.5  EMPLOYEES.

              (a) With respect to employees and employee benefits plans:

                  (i) Section 4.5(a)(i) of the Disclosure Schedule lists, with respect to Salsa Digital, each Selling Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with Salsa Digital (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or
(o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee and loans to officers and directors, (iii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance, fringe-benefit, bonus, pension, retirement, cash balance, profit sharing, savings, deferred compensation, incentive or other employee benefit plan, program arrangement, policy, commitment or understanding; and (iv) all contracts and agreements relating to employment that provide for annual compensation and all severance agreements, with any of the directors, officers or employees of Salsa Digital or the Selling Subsidiaries (other than, in each case, any such contract or agreement that is terminable by Salsa Digital or any Selling Subsidiary at will or without penalty or other adverse consequence), and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Salsa Digital or any Selling Subsidiary remain for the benefit of, or relating to, any present or former employee, consultant or director of Salsa Digital or any Selling Subsidiary (together, the "Salsa Digital Employee Plans").

                  (ii) Salsa Digital has furnished to NUR a copy of each of the Salsa Digital Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Salsa Digital Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Each Salsa Digital Employee Plan that is intended to be qualified under Section 401(a) of the Code ("Qualified Plan") is so qualified and the trust under each Qualified Plan is exempt from taxation under Section 501(a) of the Code. The sponsor of each Qualified Plan has received from the Internal Revenue Service ("IRS") a favorable determination with respect to the qualified status of each Qualified Plan, which takes into account amendments for which the remedial amendment period has expired and nothing has been done or not done that could adversely affect the qualified status of such Qualified Plan and the IRS has taken no action to revoke any determination letter, copies of which have been furnished by Salsa Digital to NUR.

                  (iii) Except as set forth in Section 4.5(a)(iii) of the Disclosure Schedule, (i) none of the Salsa Digital Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Salsa Digital Employee Plan, which could reasonably be expected to have, in the aggregate, a material adverse effect on Salsa Digital; (iii) each Salsa Digital Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a material adverse effect on Salsa Digtial, and Salsa Digital and each Selling Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Salsa Digital Employee Plans; (iv) neither Salsa Digital nor any Selling Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Salsa Digital Employee Plans; (v) all material contributions required to be made by Salsa Digital or any Selling Subsidiary or ERISA Affiliate to any Salsa Digital Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Salsa Digital Employee Plan for the current plan years;
(vi) with respect to each Salsa Digital Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Salsa Digital Employee Plan is covered by, and neither Salsa Digital nor any Selling Subsidiary or ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee's withdrawal from, any Salsa Digital Employee Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code; (viii) Salsa Digital and the Selling Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, (the "WARN Act") and no fact or event exists that could give rise to liability under such act; and (ix) no compensation paid or payable to any employee of Salsa Digital or any Selling Subsidiary has been, or will be, non-deductible by reason of application of Section 162(m) of the Code. With respect to each Salsa Digital Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Salsa Digital has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Salsa Digital Employee Plan. Neither Salsa Digital, the Selling Subsidiaries or other ERISA Affiliates has ever sponsored maintained, participated in, contributed to or incurred any liability under any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or a "multiple employer plan" as defined in Section 413(c) of the Code, or has ever incurred any liability under Section 4062, 4063, or 4201 of ERISA.

                  (iv) With respect to each Salsa Digital Employee Plan, Salsa Digital and each of its United States Subsidiaries and ERISA Affiliates have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a material adverse effect on Salsa Digital. There are no pending or, to the best knowledge of Salsa Digital, threatened claims, suits or other proceedings by any employee or former employee of Salsa Digital or by the beneficiary, dependent or representative of any such person, involving the failure of any group health plan ever maintained with respect to the employees of the Business to comply with the health care continuation requirements of COBRA.

                  (v) Neither Salsa Digital nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of an employee pension benefit plan pertaining to employees of the Business which is subject to Title IV of ERISA. There is currently no active filing by Salsa Digital or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan pertaining to employees of the Business which is subject to Title IV of ERISA, and which has been maintained or funded, in whole or in part, by Salsa Digital or any ERISA Affiliate.

                  (vi) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Salsa Digital, any Selling Subsidiary or any other ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or
(ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

                  (vii) There has been no amendment to, written interpretation or announcement (whether or not written) by Salsa Digital, any Selling Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Salsa Digital Employee Plan which would materially increase the expense of maintaining such Salsa Digital Employee Plan above the level of expense incurred with respect to that Salsa Digital Employee Plan for the most recent fiscal year included in Salsa Digital's financial statements.

                  (viii) Except for individual employment agreements, each Salsa Digital Employee Plan contains language permitting it to be amended, modified or terminated at any time without advance notice to or consent by any employee, former employee or beneficiary and without liability to the Salsa Digital, the Selling Subsidiaries or other ERISA Affiliates.

                  (ix) There are no claims, suits or other proceedings pending (other than routine claims for benefits) nor are there any claims, suits or other proceedings (other than routine claims for benefits) that could reasonably expected to be asserted against any Salsa Digital Employee Plan or the assets or fiduciaries of any Salsa Digital Employee Plan. No Salsa Digital Employee Plan nor any fiduciary of such plan has ever been the direct or indirect subject of an audit, investigation, or examination by any court, administrative agency or commission or other governmental authority or instrumentality.

                  (x) All claims for benefits incurred by employees on or before the Closing Date are fully covered by third-party insurance policies or programs.

                  (xi) No event has occurred and no condition exists, with respect to any Salsa Digital Employee Plan, that has subjected or could subject Salsa Digital, the Selling Subsidiaries or other ERISA Affiliates, or NUR or any Purchasing Subsidiary (by virtue of the transactions contemplated hereby), or any Salsa Digital Employee Plan, to any material tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due).

              (b) With respect to Salsa Digital's employees, except as provided in Section 4.5(b) of the Disclosure Schedule:

                  (i) There are no pending or, to the best of Salsa Digital's knowledge, threatened unfair labor practice charges or employee grievance charges.

                  (ii) There is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the best of Salsa Digital's knowledge, threatened against or directly affecting Salsa Digital.

                  (iii) No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to Salsa Digital's knowledge threatened.

                  (iv) Salsa Digital has made all payments heretofore required to be made under all of Salsa Digital's Employee Plans and has made all payments of accrued salaries or wages and vacation pay heretofore required pursuant to any law or any policy of Salsa Digital to be made with respect to employment of any person by Salsa Digital. Except as set forth in Section 4.5(b) of the Disclosure Schedule, Salsa Digital has no liability to provide medical benefits to former employees of the Business or their spouses or dependents, other than as required by Section 4980B of the Code.

                  (v) Section 4.5(b) of the Disclosure Schedule contains a true and complete list of all of Salsa Digital's employees as of the date therein set forth, and such list correctly reflects their salaries, hours, wages, and other compensation (other than benefits under the Salsa Digital Employee Plans) including all bonuses paid or accrued as of such date, dates of employment, positions and all severance pay entitlements.

         4.6  LITIGATION.

              (a) Other than as set forth in Section 4.6(a) of the Disclosure Schedule, there is no litigation, arbitration, or proceeding, in law or in equity, and there is no proceeding or governmental investigation before any commission or other administrative authority, pending or threatened in writing, against Salsa Digital, the Selling Subsidiaries or any of their respective Affiliates, or with respect to the Purchased Assets or with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets (either by NUR or the

Purchasing Subsidiaries after the Closing or by Salsa Digital or any of the Selling Subsidiaries prior thereto).

              (b) Other than as set forth in Section 4.6(b) of the Disclosure Schedule, neither Salsa Digital nor any of the Selling Subsidiaries is a party to, and none of Salsa Digital, the Selling Subsidiaries or any of the Purchased Assets is bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority).

              (c) Neither Salsa Digital nor any of the Selling Subsidiaries is in violation of, or delinquent with respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or material Permit from, any Federal, state or local governmental authority (or to which Salsa Digital's or any of the Selling Subsidiaries' properties, assets, personnel, business activities or the Real Property are subject or to which Salsa Digital or any of the Selling Subsidiaries is subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours and discrimination, and zoning ordinances and building codes. Copies of all notices of violation of any of the foregoing which Salsa Digital or any of the Selling Subsidiaries has received within the past year are attached to Section 4.6(c) of the Disclosure Schedule.

         4.7 ENVIRONMENTAL MATTERS. Except for matters set forth in Section 4.7 of the Disclosure Schedule, Salsa Digital, the Selling Subsidiaries and the Purchased Assets are in compliance in all material respects with all Environmental Laws and all material Environmental Permits. A copy of any written notice, citation, inquiry or complaint which Salsa Digital or any of the Selling Subsidiaries has received in the past three years of any alleged violation of or liability or potential liability under any Environmental Law or Environmental Permit related to the Purchased Assets, Salsa Digital or any of the Selling Subsidiaries is contained in Section 4.7 of the Disclosure Schedule, and all violations alleged in said notices have been corrected. There have been no environmental investigations, studies, audits, tests, reviews or analyses relating to the Purchased Assets previously conducted by Salsa Digital or any of the Selling Subsidiaries, or any consultant engaged by Salsa Digital or any of the Selling Subsidiaries, except as described in Section 4.7 of the Disclosure Schedule. True and complete copies of all reports issued in connection with such investigations, etc. have previously been provided to NUR and the Purchasing Subsidiaries. Salsa Digital and each of the Selling Subsidiaries possesses all material Environmental Permits which are required for the operation of the Business, and is in compliance with the provisions of all such material Environmental Permits. Copies of all material Environmental Permits issued to Salsa Digital or any of the Selling Subsidiaries are contained in Section 4.7 of the Disclosure Schedule. Salsa Digital and each of the Selling Subsidiaries has taken all appropriate measures to reapply for or renew such material Environmental Permits where such action is necessary to keep such material Environmental Permits in effect.

         4.8 REAL PROPERTY. The Real Property leased by Salsa Digital or any of the Selling Subsidiaries which is to be assigned to the Purchasing Subsidiaries pursuant to this Agreement is identified in Section 4.8 of the Disclosure Schedule. To Salsa Digital's and each of the Selling Subsidiaries' knowledge, none of the improvements located upon such Real Property nor the businesses conducted by Salsa Digital and the Selling Subsidiaries, respectively, thereon, are in violation in any material respect of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement.

         4.9  INTELLECTUAL PROPERTY.

              (a) All of Salsa Digital's and each of the Selling Subsidiaries'
(i) trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"); (ii) proprietary computer software, source codes, drawings, and specifications for such software, (iii) trade secrets, patents, any pending applications to patent any technology or design; (iv) registrations of and applications to register copyrights; (v) written licenses of rights in third party computer software (other than off-the-shelf licenses); (vi) product files, diagrams drawings and all documents and procedures useful in building Salsa's products, including without limitation, electronic and mechanical components and ink formulas; and
(vii) all manufacturing files that allow for the manufacture of Salsa's products by a qualified mechanic, that are, in each case, used or held for use in connection with the Business, are identified in Section 4.9(a) of the Disclosure Schedule and are referred to herein collectively as the "Intellectual Property."

              (b) (i) Salsa Digital or one of the Selling Subsidiaries is the owner of the Trademarks set forth in Section 4.9(a) of its Disclosure Schedule as set forth thereon and its associated goodwill currently used in the conduct of the business and operations of the Business; (ii) none of Salsa Digital nor any of the Selling Subsidiaries has received any written notice from any other firm, corporation, association or person indicating that any such firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (iii) none of Salsa Digital nor any of the Selling Subsidiaries has knowledge of any claim that any third party asserts ownership rights in any of the Intellectual Property; (iv) none of Salsa Digital nor any of the Selling Subsidiaries has knowledge of any claim that its use of any Intellectual Property infringes any right of any third party; (v) none of Salsa Digital nor any of the Selling Subsidiaries has any knowledge of any claim that any third party is infringing any of its rights in any of the Intellectual Property; (vi) except pursuant to written licenses disclosed in Section 4.9(a) of the Disclosure Schedule, none of Salsa Digital nor any of the Selling Subsidiaries is under any obligation to pay any royalties or similar payments in connection with any license of Intellectual Property; (vii) subject to Section 9.3, the consummation of the transaction contemplated by this Agreement will not result in the impairment of NUR's or any of the Purchasing Subsidiaries' rights to use any of the Intellectual Property nor infringe upon the rights of any third party; and (viii) Salsa Digital and each of the Selling Subsidiaries is the owner of or possesses valid and subsisting licenses for or has the right to use all material Intellectual Property used in the conduct of the Business and the operation of the Purchased Assets as now conducted and operated.

             4.10 DEPOSITS/BONDS. Section 4.10 of the Disclosure Schedule is a true and correct schedule of all material security deposits, surety deposits and bonds presently maintained in whole or in part on behalf of Salsa Digital or any of the Selling Subsidiaries.

         4.11 SECURITIES LAW ISSUES. Salsa Digital hereby confirms, that the Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Salsa Digital has no present intention of selling, granting any participation in, or otherwise distributing the same. Salsa Digital has been furnished with or has had access during the course of this transaction and prior to the issuance of the Shares to all information necessary to enable it to evaluate the merits and risks of an investment in NUR, including without limitation NUR's Annual Report on Form 20-F for the year ended December 31, 1999, and has had an opportunity to discuss with representatives of NUR the business and financial affairs of NUR to obtain such additional information, to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information to which it has had access and all questions raised by it have been answered its full satisfaction. Salsa Digital understands the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Salsa's representations as expressed herein. Salsa understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Salsa must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Salsa acknowledges that NUR has no obligation to register or qualify the Shares for resale other than as set forth in Article XIV hereof.

         4.12 GENERAL.

              (a) The Purchased Assets constitute, except for the Excluded Assets, (i) all of the assets and property used, or held for use by Salsa Digital and the Selling Subsidiaries in, or related to the operations of, the Business and (ii) all of the assets necessary to own and conduct the Business as they are presently conducted, and there are no properties or assets of the type described in the definition of Purchased Assets (except Excluded Assets) owned, used, or held for use by Salsa Digital in the operation of the Business that are not included in the Purchased Assets.

              (b) The representations and warranties of Salsa Digital in this Agreement, Salsa Digital's Ancillary Documents, and all other certificates, schedules, documents or instruments delivered or to be delivered to NUR and the Purchasing Subsidiaries in connection with this Agreement do not and will not (except as certain of these representations may by their terms be expressly qualified) contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated herein or therein in order to make the representations, warranties or statements contained herein and therein not misleading.

              (c) Complete and accurate copies of all documents referred to in the Disclosure Schedule have previously been furnished by Salsa Digital and the Selling Subsidiaries to NUR and the Purchasing Subsidiaries.

              (d) None of Salsa Digital, the Selling Subsidiaries nor any of their respective Affiliates has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

                                    ARTICLE V
      NUR'S AND THE PURCHASING SUBSIDIARIES' REPRESENTATIONS AND WARRANTIES

         5.1 GENERAL. Each of NUR and the Purchasing Subsidiaries represent, warrant and covenant to Salsa Digital that:

              (a) NUR is a corporation registered under the laws of the State of Israel. US Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. Non-US Purchaser is a corporation duly organized, existing and in good standing under the laws of Hungary.

              (b) Each of NUR and the Purchasing Subsidiaries has full power and authority to execute and deliver (i) this Agreement and (ii) all documents and instruments to be executed by thereby pursuant to this Agreement (collectively, "NUR's Ancillary Documents") and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and NUR's Ancillary Documents will be, duly executed and delivered by duly authorized officers of NUR and the Purchasing Subsidiaries and this Agreement and each of NUR's Ancillary Documents that is a contract constitutes a legal, valid and binding obligation of NUR and the Purchasing Subsidiaries signing the same, as the case may be, enforceable in accordance with its terms.

              (c) No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by NUR or the Purchasing Subsidiaries of this Agreement and the NUR's Ancillary Documents, and the consummation by NUR and the Purchasing Subsidiaries of the transactions contemplated by this Agreement and NUR's Ancillary Documents other than (i) the filing of a notice regarding the issuance of the Shares with the Registrar of Companies in the State of Israel and the payment of a stamp duty with respect to such issuance and (ii) the notification through a Form 10b-17 to The Nasdaq Stock Market, Inc. with respect to the issuance of the Shares and payment of a listing fee with respect to the listing of the Shares on the Nasdaq National Market. All acts required to be taken by NUR and the Purchasing Subsidiaries to authorize the execution and delivery of this Agreement and each of NUR's Ancillary Documents, the performance of each of its obligations hereunder and thereunder, and the consummation of the transactions contemplated including, without limitation, the approval of NUR and the Purchasing Subsidiaries' shareholders, if needed, have been duly and properly taken, and no other proceedings on the part of NUR and the Purchasing Subsidiaries are necessary to authorize such execution, delivery and performance.

              (d) Neither the execution and delivery of this Agreement and NUR's Ancillary Documents by NUR and the Purchasing Subsidiaries, as the case may be, nor the consummation by NUR and the Purchasing Subsidiaries of the transactions herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the articles of association, charter or bylaws, (ii) any statute or administrative regulation, (iii) any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award applicable to NUR or the Purchasing Subsidiaries, or (iv) any material contract or agreement of which any of NUR or the Purchasing Subsidiaries or their respective Affiliates may be bound, nor give rise to any default, acceleration, or right of termination under any such contract or agreement.

              (e) Neither NUR nor the Purchasing Subsidiaries, nor any of their respective Affiliates, have dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

              (f) There is no litigation, arbitration, or proceeding, in law or in equity, and there is no proceeding of governmental investigation before any commission or other administrative authority, pending or threatened in writing, against NUR or any of the Purchasing Subsidiaries or their respective Affiliates, that would materially affect NUR's or the Purchasing Subsidiaries' ability to pay the Purchase Price, issue the Shares, or to meet NUR and the Purchasing Subsidiaries' respective obligations under this Agreement.

                                   ARTICLE VI
                          CONDUCT PRIOR TO THE CLOSING

         6.1 GENERAL. The parties hereto shall have the rights and obligations with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this Article VI.

         6.2 SALSA DIGITAL'S AND THE SELLING SUBSIDIARIES OBLIGATIONS/COVENANTS. The following are Salsa Digital's and the Selling Subsidiaries' obligations between the date hereof and the Closing Date as they relate to the Business and the transactions described herein and Salsa Digital's and the Selling Subsidiaries' covenants to perform the same:

              (a) Salsa Digital and each of the Selling Subsidiaries shall provide appropriate access on reasonable prior notice to NUR's and the Purchasing Subsidiaries' officers, employees, attorneys, consultants and accountants for their reasonable inspection all of the assets, books, contracts, documents, records and personnel of Salsa Digital and each of the Selling Subsidiaries relating to the Business and shall furnish to NUR and the Purchasing Subsidiaries such information relating to the Business as NUR and the Purchasing Subsidiaries may at any time and from time to time reasonably request; PROVIDED, that such access does not disrupt materially the operations of the Business and is discretely conducted and that NUR and the Purchasing Subsidiaries attempts to conduct its investigation at the offices of Salsa Digital during Salsa Digital's normal business hours.

              (b) Salsa Digital and each of the Selling Subsidiaries shall use commercially reasonable, good faith efforts (and NUR and the Purchasing Subsidiaries shall cooperate with Salsa Digital and each of the Selling Subsidiaries) to obtain all consents and/or approvals specified by NUR and the Purchasing Subsidiaries to the assignment of, or alternate arrangements satisfactory to NUR and the Purchasing Subsidiaries with respect to, any contract, lease, insurance policy, agreement, purchase order, sales order, or other instrument, Permit or Environmental Permit, which is to be assigned to the Purchasing Subsidiaries hereunder and which may be required for such assignment to be effective (the "Consents").

              (c) Salsa Digital and each of the Selling Subsidiaries shall carry on the operations of the Business in the usual and ordinary course of business, consistent with past practices, and shall use their reasonable best efforts to preserve their business and the goodwill of their advertisers, customers, suppliers and others having business relations with Salsa Digital and each of the Selling Subsidiaries and to retain their business organization intact, including commercially reasonable efforts to keep substantially available the services of their respective present employees, representatives and agents, shall maintain all of their properties in good operating condition and repair, ordinary wear and tear excepted and shall cause each and every representation, warranty and covenant of Salsa Digital and each of the Selling Subsidiaries set forth in Article IV of this Agreement to be true and accurate in all material respects as if originally made as of the Closing Date.

              (d) Without the prior written consent of NUR and the Purchasing Subsidiaries (which consent shall not be unreasonably withheld, delayed or conditioned), and without limiting the generality of any other provision of this Agreement, none of Salsa Digital or any of the Selling Subsidiaries shall:

                  (i) make any payments or distributions to its respective employees, officers or directors, except such amounts as constitute current compensation for services rendered or for reimbursement for ordinary and necessary out-of-pocket business expenses and payment of accrued bonuses;

                  (ii) hire any new employee except to replace an employee whose service is terminated, at comparable wages or salary;

                  (iii) incur or commit to incur any capital expenditures in an aggregate amount in excess of $5,000 which will not be paid in full by the Closing Date not set forth in the Disclosure Schedule;

                  (iv) incur, assume or guarantee any long-term or short-term indebtedness other than in the ordinary course of business;

                  (v) directly or indirectly, enter into or assume any new contract, lease, license or other agreement which commits Salsa Digital or any of the Selling Subsidiaries to the annual expenditure of more than $5,000 individually or $10,000 in the aggregate, unless such agreement or license can be cancelled without penalty or further obligation upon 90 days notice or less;

                  (vi) adopt or amend any Salsa Digital Employee Plan;

                  (vii) increase the compensation payable to any employee;

                  (viii) enter into any new collective bargaining agreement or modify or extend any existing collective bargaining agreement with the effect of incurring obligations after the Closing Date;

                  (ix) sell, transfer or otherwise dispose of any asset or property of an aggregate value of more than $5,000 except for use of Inventory in the usual and ordinary course of business and except for cash applied in payment of Salsa Digital's or any of the Selling Subsidiaries' trade liabilities in the usual and ordinary course of business, or create any Liens in an aggregate amount in excess of $5,000 on any asset or property of Salsa Digital or any of the Selling Subsidiaries;

                  (x) amend, terminate or give notice of termination with respect to any material existing agreement to which Salsa Digital or any of the Selling Subsidiaries is a party, or waive any material rights thereunder;

                  (xi) fail to pay its accounts payable when due in the ordinary course consistent with past practice; or

                  (xii) make any cash disbursements to any person except to pay employee salaries and benefits and/or trade accounts payable incurred in the ordinary course of business.

              (e) Salsa Digital shall promptly notify NUR and the Purchasing Subsidiaries in writing of any material adverse change in the financial condition of Salsa Digital or any of the Selling Subsidiaries or of any events or conditions which may have a material adverse effect on the value of the assets or equity interests in Salsa Digital or any of the Selling Subsidiaries, including, without limitation, the loss of any material business relationships or customers of Salsa Digital or any of the Selling Subsidiaries.

              (f) None of Salsa Digital or any of the Selling Subsidiaries shall initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that would reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of Salsa Digital, any of the Selling Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Salsa Digital or any of the Selling Subsidiaries to take any such action, and Salsa Digital shall promptly notify NUR and the Purchasing Subsidiaries of all relevant terms of any such inquiries and proposals received by Salsa Digital or any of the Selling Subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Salsa Digital shall promptly deliver or cause to be delivered to NUR and the Purchasing Subsidiaries a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving Salsa Digital or any of the Selling Subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Salsa Digital or any of the Selling Subsidiaries, (iii) any offer or exchange offer for 20% or more of the outstanding partnership interests of Salsa Digital or any of the Selling Subsidiaries; (iv) after the date hereof any person having acquired beneficial ownership of, or any group (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding partnership interests of Salsa Digital or any of the Selling Subsidiaries; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

              (g) Salsa Digital shall promptly notify NUR in writing with an amended Disclosure Schedule or section thereof if any change in facts or circumstances occur from the date hereof until the Closing Date that would have resulted in different disclosure on the Disclosure Schedule included as part of this Agreement if such fact or circumstance was present on the date of this Agreement.

         6.3 JOINT OBLIGATIONS/COVENANTS. The following shall apply with equal force to Salsa Digital and the Selling Subsidiaries as well as to NUR and the Purchasing Subsidiaries and all of such parties covenant to perform the same:

              (a) Without implication that such laws apply to the transactions contemplated hereby, none of Salsa Digital, the Selling Subsidiaries, NUR or the Purchasing Subsidiaries shall comply with the provisions of the laws of any states relating to bulk sales or bulk transfer laws other than as specifically required herein and NUR and the Purchasing Subsidiaries hereby waives any compliance by Salsa Digital and the Selling Subsidiaries with any such bulk sales or bulk transfer laws.

              (b) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

              (c) Each party hereto will (i) take all commercially reasonable steps necessary, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to governmental or regulatory bodies required of such parties or their Affiliates to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such governmental or regulatory bodies as such parties or such governmental or regulatory bodies may reasonably request in connection therewith and (iii) cooperate with each other as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to governmental or regulatory bodies required of each party or any of its Affiliates to consummate the transactions contemplated hereby. Each party hereto will provide prompt notification to each other party hereto or its Affiliates when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise each other party hereto of any communications (and, unless precluded by law, provide copies to each other party hereto of any such communications that are in writing with any governmental or regulatory body regarding any of the transactions contemplated by this Agreement).

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO SALSA DIGITAL'S AND THE SELLING SUBSIDIARIES' OBLIGATIONS. The obligations of Salsa Digital and the Selling Subsidiaries to consummate the transactions contemplated hereby is subject to the fulfillment or waiver of all of the following conditions on or prior to the Closing Date, upon the material non-fulfillment of any of which this Agreement may, at Salsa Digital's and the Selling Subsidiaries' option, be terminated pursuant to and with the effect set forth in Article XI hereof:

              (a) each and every representation and warranty made by NUR and the Purchasing Subsidiaries shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date as modified by any amended Disclosure Schedule delivered by such parties to Salsa Digital prior to the Closing;

              (b) all obligations of NUR and the Purchasing Subsidiaries to be performed hereunder through, and including on, the Closing Date shall have been performed in all material respects;

              (c) Salsa Digital or the Selling Subsidiaries shall have received all of the agreements, certificates, documents and items specified in Section 8.2;

              (d) no suit, proceeding or investigation shall have been commenced and pending by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to see material damages on account of, the consummation of the transactions contemplated hereby; and

              (e) all required consents to Salsa Digital's and the Selling Subsidiaries' consummation of the transactions contemplated by this Agreement shall have been obtained.

         7.2 CONDITIONS TO NUR'S AND THE PURCHASING SUBSIDIARIES' OBLIGATIONS. The obligation of NUR and the Purchasing Subsidiaries to consummate the transactions contemplated hereby is subject to the fulfillment or waiver of all of the following conditions on or prior to the Closing Date, upon the material nonfulfillment of any of which this Agreement may, at NUR's and the Purchasing Subsidiaries' option, be terminated pursuant to and with the effect set forth in
Article XI hereof:

              (a) Each and every representation and warranty made by Salsa Digital or the Selling Subsidiaries shall have been true and correct in all material respects when made without regard to any schedule updates furnished by such parties thereafter and shall be true and correct in all material respects as if originally made on and as of the Closing Date;

              (b) All obligations of Salsa Digital and the Selling Subsidiaries to be performed hereunder through, and including on, the Closing Date shall have been performed in all material respects;

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

              (c) No suit, proceeding or investigation shall have been commenced and pending by any governmental authority, entity or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions contemplated hereby; and,

              (d) NUR and the Purchasing Subsidiaries shall have, on or before the Closing, completed at its sole expense such due diligence investigations of Salsa Digital and the Selling Subsidiaries as is customary in transactions of the sort herein contemplated with respect to the ownership of assets that are material to the Business, environmental compliance and liability matters, intellectual property matters (including the delivery of Intellectual Property related documents specified in Section 4.9 hereof) and employee benefit plans and employee matters, and the Purchasing Subsidiaries shall be satisfied, in their reasonable discretion, exercised in good faith, with respect to the results of such investigations. Unless NUR notifies Salsa Digital in writing of any concerns raised by such review, with specificity, before the Closing, such condition shall be deemed to be satisfied. No such investigation or assessment shall in any manner be deemed to relieve Salsa Digital or any of the Selling Subsidiaries of any obligations with respect to any warranties, representations, covenants or other undertakings made hereunder, or to qualify any such warranties, representations or covenants.

              (e) James Gandy, Kartar Gandy and Hary Gandy, in addition to any employees of Salsa Digital or the Selling Subsidiaries identified by NUR prior to Closing to be employed by NUR in an executive capacity after the Closing, shall each enter into and deliver Non-Disclosure, Non-Competition and Assignment of Inventions Agreements with NUR and the Purchasing Subsidiaries substantially identical to the form attached hereto as Exhibit C.

              (f) All employees of Salsa or the Selling Subsidiaries accepting employment by NUR or the Purchasing Subsidiaries after the Closing shall each enter into and deliver Non-Disclosure and Assignment of Inventions Agreements with NUR and the Purchasing Subsidiaries substantially identical to the form attached hereto as Exhibit D.

              (g) James Gandy shall enter into the employment Agreement in substantially the form attached hereto as Exhibit E.

              (h) Salsa Digital and NUR shall agree upon customers of Salsa Digital for Salsa Digital and NUR to jointly visit, and NUR shall be satisfied in its reasonable sole discretion with the results of reference checks on such customers.

              (i) Since the date of this Agreement, there shall not have occurred any material adverse change, in the reasonable judgment of NUR, in the general affairs, business, management, operations, assets and liabilities or prospects of Salsa Digital and the Selling Subsidiaries or in the financial condition of Salsa Digital and the Selling Subsidiaries.

              (j) All required consents to NUR's and the Purchasing Subsidiaries' consummation of the transactions contemplated by this Agreement shall have been obtained.

              (k) NUR and the Purchasing Subsidiaries shall have received, on and as of the Closing, the opinion of Deven N. Dixon, P.C., substantially the forms of Exhibit F hereto.

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

              (l) NUR, the Purchasing Subsidiaries, Salsa Digital, the Selling Subsidiaries, and the Escrow Agent shall have executed and delivered the Indemnification and Escrow Agreement and Salsa Digital shall have delivered an executed medallion guaranteed power of attorney with respect to the Shares to be deposited in Escrow and any other ancillary documents to be delivered in connection with the Indemnification and Escrow Agreement;

              (m) Acralume Signs and Displays Limited, a Canadian corporation ("Acralume"), and NUR shall enter into a letter agreement in substantially the form of Exhibit G hereto providing for the exclusive supply by Acralume under terms no less favorable to NUR and its affiliates than those offered to Salsa Digital and its affiliates to supply to NUR and its affiliates after the Closing the same materials supplied to Salsa and its affiliates prior to Closing.

              (n) Salsa Digital shall have arranged for, and shall prior to and after Closing, use its best efforts to facilitate the preparation of an audit of the Business for the three years ended December 31, 1999 and the preparation of such other financial statements as are necessary for NUR to comply with the requirements of Section 3-05 of Regulation S-X of the Securities Act (the "Salsa Audited Financial Statements") as soon as possible but no later than August 31, 2000. The cost of the completion of the audit shall be paid one-half by Salsa Digital and one-half by NUR and/or the Purchasing Subsidiaries.

                                  ARTICLE VIII
                                     CLOSING

         8.1 FORM OF DOCUMENTS. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII. All documents which Salsa Digital and the Selling Subsidiaries shall deliver shall be in form and substance reasonably satisfactory to NUR, the Purchasing Subsidiaries and their counsel. All documents which the Purchasing Subsidiaries shall deliver shall be in form and substance reasonably satisfactory to Salsa Digital, the Selling Subsidiaries and its counsel.

         8.2 THE PURCHASING SUBSIDIARIES' DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in Section 7.2 of this Agreement, NUR and the Purchasing Subsidiaries shall execute and/or deliver to Salsa Digital and the Selling Subsidiaries (or the Escrow Agent as applicable) all of the following:

              (a) the respective portion of the Estimated Purchase Price payable by wire transfer or bank draft, in immediately available funds, at the Closing;

              (b) the Shares as provided in Section 3.1(a)(ii), represented by an irrevocable letter of instruction to NUR's transfer agent and registrar with respect to the issuance of certificates representing the Shares in the appropriate designation(s), at the Closing;

              (c) an incumbency and specimen signature certificate with respect to the officers of NUR and the Purchasing Subsidiaries executing this Agreement and NUR's Ancillary Documents on behalf of NUR and the Purchasing Subsidiaries;

              (d) a certified copy of resolutions of NUR and the Purchasing Subsidiaries' respective boards of directors, authorizing the execution, delivery and performance of this Agreement and NUR's Ancillary Documents;

              (e) a closing certificate executed by the Chief Executive Officer of NUR and the Purchasing Subsidiaries (or any other officer of NUR or the Purchasing Subsidiaries specifically authorized to do so), on behalf of NUR and the Purchasing Subsidiaries, pursuant to which NUR and the Purchasing Subsidiaries represents and warrants to Salsa Digital and the Selling Subsidiaries that NUR's and the Purchasing Subsidiaries' representations and warranties to Salsa Digital and the Selling Subsidiaries are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants (including but not limited to those set forth in
Article VI hereof) required by the terms hereof to be performed by NUR and the Purchasing Subsidiaries on or before the Closing Date, to the extent not waived by Salsa Digital or the Selling Subsidiaries in writing, have been so performed (or, if any such covenant has not been performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by NUR and the Purchasing Subsidiaries at the Closing have been executed by duly authorized officers of NUR and the Purchasing Subsidiaries; and

              (f) an assumption agreement, duly executed by the Purchasing Subsidiaries, in the form attached hereto as Exhibit H, under which the Purchasing Subsidiaries assume the Assumed Liabilities and all other liabilities to be assumed by the Purchasing Subsidiaries pursuant to Article III and Section
2.1 of this Agreement and indemnify Salsa Digital and the Selling Subsidiaries and hold Salsa Digital and the Selling Subsidiaries harmless from and against any and all such liabilities assumed by the Purchasing Subsidiaries.

              (g) one week prior to Closing, a list of employees of Salsa Digital and the Selling Subsidiaries to whom the Purchasing Subsidiaries and NUR do not intend to extend an offer of employment.

         8.3 SALSA DIGITAL'S AND THE SELLING SUBSIDIARIES' DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in Section 7.1 of this Agreement, Salsa Digital and the Selling Subsidiaries shall deliver to the Purchasing Subsidiaries physical possession of all tangible Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to NUR and the Purchasing Subsidiaries, as the case may be, all of the following:

              (a) bills of sale, executed by Salsa Digital and the Selling Subsidiaries, in the form appended to this Agreement as Exhibit I;

              (b) an assignment to the Purchasing Subsidiaries executed by Salsa Digital and the Selling Subsidiaries, in the form appended to this Agreement as Exhibit J, assigning to the Purchasing Subsidiaries all of the Purchased Assets (other than the Inventory, Equipment, other tangible personal property and the Real Property). If necessary in the opinion of the Purchasing Subsidiaries' counsel, Salsa Digital and the Selling Subsidiaries shall also execute and deliver (in recordable form where required) separate assignments reasonably requested by the Purchasing Subsidiaries in writing of any of the Purchased Assets, where applicable, in the form required by the applicable governmental agencies, insurance companies, customers, lessors, and other parties with whom the assignments must be filed;

              (c) closing certificates duly executed by the Chief Executive Officer of Salsa Digital and the Selling Subsidiaries, on behalf of Salsa Digital and the Selling Subsidiaries, pursuant to which Salsa Digital and the Selling Subsidiaries represents and warrants to NUR and the Purchasing Subsidiaries that Salsa Digital's and the Selling Subsidiaries' representations and warranties to NUR and the Purchasing Subsidiaries are true and correct in all material respects as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), that all covenants (including but not limited to those set forth in Article VI hereof) required by the terms hereof to be performed by Salsa Digital and the Selling Subsidiaries on or before the Closing Date, to the extent not waived by NUR or the Purchasing Subsidiaries in writing, have been so performed (or, if any such covenant has not been performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Salsa Digital and the Selling Subsidiaries at the Closing have been executed by duly authorized officers of Salsa Digital and the Selling Subsidiaries;

              (d) a wire transfer or bank draft, in immediately available funds in the amount of the cash or cash equivalents described in Section 1.2(a);

              (e) releases of all Liens other than Permitted Liens on the Purchased Assets;

              (f) all necessary material consents or alternate arrangements with respect thereto, all as reasonably acceptable to the Purchasing Subsidiaries;

              (g) certificates of title or origin (or like documents) with respect for which a certificate of title or origin is required in order for title of any of the Purchased Assets to be transferred to the Purchasing Subsidiaries;

              (h) a certified copy of the partnership agreement of Salsa Digital and the charter or similar documents relating to the Selling Subsidiaries;

              (i) a certificate of good standing of Salsa Digital and the Selling Subsidiaries, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of the State of Texas and other jurisdiction of incorporation as the case may be;

              (j) an incumbency and specimen signature certificate with respect to the officers of Salsa Digital and the Selling Subsidiaries executing this Agreement and Salsa Digital's Ancillary Documents; and,

              (k) a certified copy of resolutions of the general partner of Salsa Digital and the appropriate officers of the Selling Subsidiaries authorizing the execution, delivery and performance of this Agreement and Salsa Digital's Ancillary Documents.

                                   ARTICLE IX
                              POST-CLOSING MATTERS

         9.1 INSPECTION OF RECORDS. Salsa Digital and the Selling Subsidiaries shall deliver to the Purchasing Subsidiaries at the Closing all of the books and records of Salsa Digital and the Selling Subsidiaries relating to the Business (other than the original copies of corporation records), as set forth in Section 1.2(g) above. The Purchasing Subsidiaries shall keep and make any of such books, records and Tax information of Salsa Digital and the Selling Subsidiaries available for inspection by Salsa Digital and the Selling Subsidiaries, or by Salsa Digital's or the Selling Subsidiaries' duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions occurring prior to and those relating to the Closing and the historical financial condition, assets, liabilities, results of operations and cash flows of Salsa Digital and the Selling Subsidiaries. As used in this
Section 9.1, the right of inspection includes the right to make extracts or copies.

         9.2 CERTAIN CONSENTS. If a required consent or agreement to transfer or assign any of the Purchased Assets to the Purchasing Subsidiaries is not obtained for any reason, the Purchasing Subsidiaries, Salsa Digital and the Selling Subsidiaries shall cooperate in all reasonably respects in any arrangement the Purchasing Subsidiaries may reasonably request to provide for the Purchasing Subsidiaries the benefits under such claim, contract, lease, Permit, Environmental Permit, commitment or order at the expense of the Purchasing Subsidiaries.

         9.3 USE OF TRADEMARKS; REFERENCES TO SALSA DIGITAL. Salsa Digital and the Selling Subsidiaries shall cease subsequent to the Closing Date to use and shall not license or permit any third party to use any of the Trademarks (other than those previously described as Excluded Assets) or any name, slogan, logo or trademark which is similar or deceptively similar to any of the Trademarks (other than those previously described as Excluded Assets). The Purchasing Subsidiaries may refer to its business as formerly being Salsa Digital's and the Selling Subsidiaries', as the case may be.

         9.4 PAYMENTS OF ACCOUNTS RECEIVABLE. In the event Salsa Digital or the Selling Subsidiaries shall receive subsequent to the Closing Date any instrument of payment of any of amounts that belong to the Purchasing Subsidiaries, it shall immediately deliver it to the Purchasing Subsidiary, endorsed where necessary, without recourse, in favor of the Purchasing Subsidiary.

         9.5 TRANSACTIONAL COSTS/EXPENSES. Except as otherwise expressly herein provided, each party shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the consummation of the transactions contemplated hereby, including, without limitation, attorneys, accountants, brokers, investment bankers, and other professional fees and expenses. All applicable sales, use, transfer and other taxes due as a result of the transfer of the Purchased Assets under this Agreement shall be paid by Salsa Digital and the Selling Subsidiaries.

         9.6 DISCLOSURE OF CONFIDENTIAL INFORMATION. As a further inducement for NUR and the Purchasing Subsidiaries to enter into this Agreement, Salsa Digital and the Selling Subsidiaries

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

agree that for two years following the Closing Date, Salsa Digital and the Selling Subsidiaries shall, hold in strictest confidence, and not, without the prior written approval of the Purchasing Subsidiaries, use for their own benefit or the benefit of any party other than the Purchasing Subsidiaries or disclose to any person, firm or corporation other than the Purchasing Subsidiaries (other than as required by law) any confidential information of any kind relating to the Business, except such information as was publicly available prior to the Closing Date, becomes publicly available or available to other third parties without restriction, or is necessary to disclose upon written advise of counsel pursuant to law, regulation, court order or governmental request.

         9.7 INJUNCTIVE RELIEF. Salsa Digital and the Selling Subsidiaries specifically recognize that any breach of Section 9.6 may cause irreparable injury to NUR and the Purchasing Subsidiaries and that actual damages may be difficult to ascertain, and, in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Salsa Digital and the Selling Subsidiaries agree that in the event of any such breach, NUR and the Purchasing Subsidiaries shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

         9.8 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to transfer and convey the Purchased Assets to the Purchasing Subsidiaries, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

         9.9 EXCLUDED LIABILITIES. Salsa Digital and the Selling Subsidiaries shall discharge or cause to be discharged in an orderly manner when due following the Closing all of the Excluded Liabilities, other than any liabilities that Salsa Digital and the Selling Subsidiaries contests or disputes in good faith.

         9.10 CONTINUATION OF INSURANCE. From the date of this Agreement until 12:01 a.m. on the date after the Closing Date, Salsa Digital and the Selling Subsidiaries shall, unless otherwise advised in writing by the Purchasing Subsidiaries, maintain in full force and effect all of its insurance policies which relate to employees of the Business which are in effect as of the date of this Agreement.

         9.11 SALSA DIGITAL'S AND THE SELLING SUBSIDIARIES' FINAL PAYROLL. The Purchasing Subsidiaries shall cause to be paid, in a timely manner and consistent with Salsa Digital's and the Selling Subsidiaries' past practices, all accrued payroll (including accrued commissions and Benefit Plan contributions)(subject, in the case of payrolls and commissions to the limitations set forth below) and shall thereafter pay, file or deposit when due all accrued payroll taxes and related tax returns attributable to work performed prior to the Closing Date or resulting from termination prior to or as of the Closing Date, with respect to all persons employed by Salsa Digital or the Selling Subsidiaries as of or prior to the Closing Date; PROVIDED, HOWEVER, that notwithstanding any provision stating otherwise in this Agreement, Salsa Digital shall be responsible for any payroll and related obligations that have accrued more than 30 days prior to the Closing Date and all commission and related obligations that are the result of sales that occurred before 30 days prior to the Closing Date. It is anticipated that all payroll checks shall be paid within 5 business days of the Closing Date.

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

         9.12 EMPLOYEE BENEFIT PLANS. The Purchasing Subsidiaries shall maintain employee compensation programs in effect at the Closing Date or provide alternative compensation programs including benefits to current employees of the Business which, in the aggregate, are no less favorable than and qualitatively comparable to the benefits provided to such current employees, respectively, immediately prior to the Closing Date. The Purchasing Subsidiaries shall give such employees full credit under the Purchasing Subsidiaries' respective plans for such employees' service before the Closing Date to Salsa Digital or the Selling Subsidiaries, including, without limitation, accrued vacation and personal time.

         9.13 LIQUIDATION OF SALSA DIGITAL. The Purchasing Subsidiaries hereby acknowledge that immediately following the Closing or as soon as practicable thereafter, Salsa Digital and the Selling Subsidiaries may liquidate and dissolve and establish a liquidating trust in connection therewith and that nothing contained in the Agreement or any agreement referenced herein shall be deemed to inhibit, prevent or impair Salsa Digital and the Selling Subsidiaries from taking such action.

         9.14 ACRALUME TRANSACTIONS. If Salsa, any of the Selling Subsidiaries, or any of their respective present or future affiliates or subsidiaries purchases any of the assets or ownership interests in Acralume, or any of its present or future affiliates and subsidiaries (any such entity, an "Acralume Entity"), NUR and its present or future affiliates and subsidiaries shall have a right of first refusal for a period of 12 months from the closing on such a transaction, for any sale of the assets or securities of such Acralume Entity by the acquiring entity at the same price and under the same terms as the transaction by which such acquiring entity acquired such assets or securities; provided that the purchase price of such assets or securities shall, in good faith, be adjusted by NUR and Salsa to reflect any further investment in such Acralume Entity or diminution in value of the assets or securities of such Acralume Entity between the time of acquisition of such assets or securities through the time of the resale of such assets or securities.

                                   ARTICLE X
                                 INDEMNIFICATION

         From and after the Closing, the parties shall indemnify each other as provided in the Indemnification and Escrow Agreement.

                                   ARTICLE XI
                        EFFECT OF TERMINATION/PROCEEDING

         11.1 RIGHT TO TERMINATE. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 15.2:

              (a) by the written consent of all the parties hereto;

              (b) by NUR or Salsa Digital if the Closing shall not have occurred on or before July 17, 2000; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party (i) whose failure to fulfill any material obligation under this Agreement has been the primary cause of or resulted in the failure of the Closing to

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

occur on or prior to the aforesaid date or (ii) who has failed to use its best effort to effect a Closing prior to the aforesaid date;

              (c) by NUR, if a material adverse change shall have occurred relative to the assets, liabilities, operations or business prospects of the Business, or relative to the Purchased Assets, considered as a whole, subsequent to the date of execution of this Agreement; or

              (d) by the non-breaching party, if either party discovers and discloses a material breach of the other parties' representations and warranties hereunder on or before the Closing, and the parties hereto are unable to negotiate an appropriate resolution, either by a waiver of such breach by the non-breaching party, a curing of the breach by the breaching party within 20 days, or the negotiation of an adjustment to Purchase Price to account for such breach.

         11.2 BREAK-UP FEE. If this Agreement is terminated by Salsa Digital, other than under Sections 11.1(b) or 11.1(d), or by NUR under 11.1(d) and Salsa Digital or any of the Selling Subsidiaries enters into a definitive agreement related to a Competing Transaction at any time prior to nine months after the termination of this Agreement with any third party that was in contact, directly or indirectly, with Salsa Digital during or prior to the period that this Agreement was in effect, then Salsa Digital, its successor or assign shall within two (2) business days of entering into such agreement pay NUR by wire transfer of immediately available funds to an account specified by NUR, a termination fee of $500,000.

         11.3 ADDITIONAL REMEDIES. Notwithstanding the terms and conditions of the Indemnification and Escrow Agreement, in the event of a breach of this Agreement, the non-breaching party shall not be limited to the remedies of termination of this Agreement and as set forth above, but shall be entitled to pursue all available legal and equitable rights and remedies, including the right to specific performance of this Agreement. The non-breaching party shall also be paid by the breaching party an amount equal to its reasonable costs and expenses occasioned by such breach and incurred in pursuing all of its remedies with respect thereto (including, without limitation, reasonable attorneys' fees).

                                  ARTICLE XII
                      LIMITATION OF WARRANTY AND LIABILITY

         12.1 NO OTHER REPRESENTATIONS AND WARRANTIES. NUR and the Purchasing Subsidiaries hereby acknowledges that Salsa Digital and the Selling Subsidiaries do not make any representation or warranty (express or implied) to them or to any other party relating to the transactions contemplated hereby, except as specifically provided in this Agreement and the documents referenced herein.

         12.2 LIMITATION OF LIABILITY. Under no circumstances will Salsa Digital be liable to NUR or the Purchasing Subsidiaries for direct, incidental, consequential, special or exemplar damages, arising from breach of this Agreement, the sale of products or services, the use or inability to use the Purchased Assets, any infringement of the Purchased Assets, or any defect or deficiency therein, or any maintenance, repair, servicing or adjustments thereto, or delay by anyone in providing or failing to provide any thereof, or any interruption or loss of service or use thereof or any loss of business resulting therefrom or arising from any other provision of this

Agreement, such as, by way of example, but not in limitation thereof, loss of revenue or anticipated profits, or lost business.

                                  ARTICLE XIII
                                  RISK OF LOSS

              The risk of loss, prior to the Closing, by fire, earthquake, hurricane or for any other reason, to the Purchased Assets between the date of the Agreement and the Closing, shall be upon Salsa Digital and the Selling Subsidiaries. Salsa Digital and the Selling Subsidiaries shall maintain the existing insurance on all such property at all times prior to the Closing and shall either promptly take all reasonable steps to repair, replace and restore any such property which is lost, destroyed or damaged after the date hereof and prior to the Closing, or at the Purchasing Subsidiaries' option, pay to the Purchasing Subsidiaries at the Closing the proceeds from insurance claims with respect to such losses.

                                  ARTICLE XIV
                               REGISTRATION RIGHTS

              As soon as practicable after the completion of the Salsa Audited Financial Statements, NUR, at NUR's expense, shall prepare and file with the Securities and Exchange Commission, a registration statement on Form F-3, if then eligible, and such other documents, including a prospectus, as may be necessary in order to comply with the provisions of the Securities Act and applicable state securities laws so as to permit a public offering and sale of the Shares under such registration statement until such time as all of the Shares may be sold immediately in the public market without registration under the Securities Act pursuant to Rule 144(k). Once the registration statement is filed as provided herein, NUR, at its expense, shall use commercially reasonable efforts to maintain the effectiveness of the registration statement for the entire registration period provided herein, and shall list the Shares on the market or exchange on which NUR's Ordinary Shares are then listed. The registration rights set forth in this Article XIV shall be for the benefit of Salsa Digital, the Selling Subsidiaries (if applicable), the partners of Salsa Digital, the shareholders of the Selling Subsidiaries (if applicable) and the respective estates of the foregoing individuals. Salsa Digital shall promptly provide to NUR all information necessary to comply with applicable securities laws in connection with the registration provided for herein. Nothing in this
Article XIV shall cause the Escrow Shares to be released from Escrow prior to the period specified in the Indemnification and Escrow Agreement.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1 PUBLICITY. All Business releases and other public Disclosures concerning this transaction shall be made only by mutual agreement of NUR and Salsa Digital.

         15.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by internationally recognized private courier. Notices delivered by hand, by facsimile or by nationally recognized private carrier shall be deemed given on the first business day following receipt; PROVIDED, HOWEVER, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or

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

deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

                             If to Salsa Digital or the Selling Subsidiaries, addressed to:

                             Salsa Digital, Ltd.
                             4672 Highway 90 West
                             San Antonio, Texas  78237
                             Attn:  James Gandy
                                    President and Chief
                                    Executive Officer

                             Facsimile: (210) 434-9757

                             With a copy to:

                             Deven Dixon, Esq.
                             Deven N. Dixon, P.C.
                             745 E. Mulberry, Suite 870
                             San Antonio, Texas   78212
                             Facsimile: (210) 732-6663

                             If to NUR or the Purchasing Subsidiaries, addressed to:

                             NUR Macroprinters Ltd.
                             P.O. Box 8440
                             Moshav Magshimim 56910
                             Israel
                             Attn:  Erez Shachar
                                    President and Chief
                                    Executive Officer

                             Facsimile: 011-972-3-908-8330

                             With a copy to:

                             Orrick, Herrington & Sutcliffe LLP
                             666 Fifth Avenue
                             New York, New York  10103
                             Attn:  Rubi Finkelstein, Esq.
                             Facsimile: (212) 506-5151

                             and
                             Dan Purjes
                             Chairman
                             NUR Macroprinters Ltd.
                             c/o Josephthal & Co. Inc.

                             200 Park Avenue
                             New York, NY 10166
                             Facsimile: (212) 949-9886

and\or to such other respective addresses as may be designated by notice given in accordance with the provisions of this Section 15.2.

         15.3 ENTIRE AGREEMENT. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit hereto, and the Disclosure Schedule, shall be considered incorporated into this Agreement and supersede all other agreements or understandings of the parties with respect thereto.

         15.4 SURVIVAL; NON-WAIVER. All representations, warranties and indemnification obligations under this Agreement shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto, PROVIDED, HOWEVER, that the representation, warranty and indemnification obligations of the parties hereto under this Agreement shall not extend beyond the respective applicable time periods specified in the last paragraph of
Section 2(a) and 2(b) of the Indemnification and Escrow Agreement. In the event of a breach of any representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under this Agreement, Salsa Digital's Ancillary Documents, the NUR's Ancillary Documents or otherwise, whether at law or in equity, regardless of any Disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         15.5 APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made and wholly to be performed therein (without giving effect to principles of conflicts of laws).

         15.6 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, permitted assigns and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors, permitted assigns and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         15.7 ASSIGNABILITY. This Agreement shall not be assignable by either party without the prior written consent of the other party.

         15.8 AMENDMENTS. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

         15.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         15.10 CONFIDENTIALITY Each of the parties hereto shall keep all proprietary information obtained by either party from the other confidential and shall disclose such information only to their respective employees and representatives including but not limited to attorneys, accountants and financial advisors, who have a need to know of such information in connection with the proposed transaction. None of the parties hereto shall disclose to any person the terms of or the existence of this Agreement or the fact that the parties are conducting the transactions contemplated hereby, except with the prior approval of the other party. Notwithstanding the preceding sentences, the parties may make such disclosure as required by law, rule or regulation upon recommendation of legal counsel (a copy of the proposed disclosure would be provided to the other party) or by order of a court of competent jurisdiction (with respect to which order the other party shall have been given, if possible, sufficient prior notice to challenge).

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                   SALSA DIGITAL, LTD.

                                   By: Gandy Technologies, LLC, General Partner

                                   By:   /s/ JAMES GANDY
                                         ---------------
                                         James Gandy
                                         Manager

                                   SIGNTECH JAPAN, LTD.

                                   By:   /s/ JAMES GANDY
                                         ---------------
                                         James Gandy
                                         President and Chief Executive Officer

                                   SALSA DIGITAL DO BRASIL, LTDA.

                                   By:   /s/ JAMES GANDY
                                         ---------------
                                         James Gandy
                                         President and Chief Executive Officer

                                   SALSA DIGITAL (GUANGZHOU) LTD.

                                   By:   /s/ JAMES GANDY
                                         ---------------
                                         James Gandy
                                         President and Chief Executive Officer

                                   SALSA DUBAI CORP.

                                   By:   /s/ JAMES GANDY
                                         ---------------
                                         James Gandy
                                         President and Chief Executive Officer

                                   SALSA TECHNOLOGY PTE LTD.

                                   By:   /s/ JAMES GANDY
                                         ---------------
                                         James Gandy
                                         President and Chief Executive Officer

                                   NUR MACROPRINTERS LTD.

                                   By:   /s/ EREZ SHACHAR
                                         ---------------
                                         Erez Shachar
                                         President and Chief Executive Officer

                                   SALSA DIGITAL PRINTING LTD.

                                   By:   /s/ EREZ SHACHAR
                                         ---------------
                                         Erez Shachar
                                         President

                                   NUR HUNGARY TRADING AND SOFTWARE
                                   LICENSING LIMITED LIABILITY
                                   COMPANY

                                   By:   /s/ EREZ SHACHAR
                                         ---------------
                                         Erez Shachar
                                         President

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

                  "Accounts Receivable" shall have the meaning specified in
Section 1.2.

                  "Affiliate" means any person or entity which controls a party to this Agreement, which that party controls, or which is under common control with that party. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contracts or otherwise.

                  "Agreement" shall have the meaning specified in the introductory paragraph to this Agreement.

                  "Assumed Liabilities" shall have the meaning specified in
Section 2.1.

                  "Business" shall have the meaning assigned to such term in the Recitals hereto.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sec. 9601 ET SEQ..

                  "Closing" shall have the meaning specified in Section 3.3.

                  "Closing Date" shall have the meaning specified in Section
3.3.

                  "COBRA" shall have the meaning specified in Section 4.5.

                  "Code" shall have the meaning specified in Section 3.2.

                  "Consents" shall have the meaning specified in Section 6.2.

                  "Disclosure Schedule" shall have the meaning set forth in
Article IV.

                  "Environmental Laws" means all Federal, state and local statutes, regulations, ordinances, rules, regulations and written government agency policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation, transportation or cleanup of Hazardous Materials; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands, and natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing.

                  "Environmental Permits" means governmental licenses, permits, registrations, approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

                  "Estimated Purchase Price" shall have the meaning specified in
Section 3.1.

                  "Equipment" shall have the meaning specified in Section 1.2.

                  "Escrow" shall have the meaning set forth in Section 3.1.

                  "Escrow Agent" shall have the meaning set forth in Section
3.1.

                  "Escrow Deposit" shall have the meaning set forth in Section 3.1.

                  "ERISA" shall have the meaning specified in Section 4.5.

                  "ERISA Affiliate" shall have the meaning specified in Section 4.5.

                  "Excluded Assets" shall have the meaning specified in Section 1.3.

                  "Facility" means any facility as defined in CERCLA.

                  "Financial Statements" shall have the meaning specified in
Section 4.2.

                  "GAAP" shall mean generally accepted accounting principles in effect at the date when applied, consistent with prior periods.

                  "Hazardous Materials" means pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials prohibited, limited or regulated by any Environmental Law, including without limitation any (i) "hazardous substance" as defined in CERCLA, and (ii) "hazardous waste" as defined in RCRA.

                  "Indemnification and Escrow Agreement" shall have the meaning set forth in Section 3.1.

                  "Intellectual Property" shall have the meaning specified in
Section 4.9.

                  "Inventory" shall have the meaning specified in Section 1.2.

                  "IRS" shall have the meaning specified in Section 4.5.

                  "Liens" shall mean any lien, security interest, mortgage, restriction, pledge, option, lease or sublease, claim, easement, encroachment or encumbrance.

                  "Multiemployer Plan" shall have the meaning assigned to such term in ERISA.

                  "NUR's Ancillary Documents" shall have the meaning specified in Section 5.1.

                  "PBGC" shall have the meaning specified in Section 4.5.

                  "Permits" shall have the meaning specified in Section 4.4.

                  "Permitted Liens" shall mean liens for current real or personal Property Taxes not due and payable as of the Closing and worker's, carrier's and materialman's liens, and other liens or encumbrances incurred in the ordinary course of business and, in each case, that are immaterial in character, amount and extent, and which do not detract from the value or interfere with the present or proposed use of the properties they affect, together with such other existing liens as are set forth in Section 4.2(e) of the Disclosure Schedule.

                  "Prepaids" shall have the meaning specified in Section 1.2.

                  "Purchased Assets" shall have the meaning specified in the recitals.

                  "Purchasing Subsidiaries" shall have the meaning specified in the introductory Paragraph to this Agreement.

                  "Qualified Plan" shall have the meaning specified in Section 4.5.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6902 ET SEQ..

                  "Release" means any spill, discharge, leak, emission, escape, injection, dumping, disposal or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is required, including, without limitation, any Release which is subject to CERCLA.

                  "Salsa Digital" shall have the meaning specified in the introductory paragraph to this Agreement.

                  "Salsa Digital's Ancillary Documents" shall have the meaning specified in Section 4.1.

                  "Salsa Digital Employee Plans" shall have the meaning specified on Section 4.5.

                  "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including liability as a transferee or successor-in-interest.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Trademark" or "Trademarks" shall have the meaning specified in Section 4.9.

                  "WARN Act" shall have the meaning specified in Section 4.5.